UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2024
BioLife Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3303 Monte Villa Parkway,
Bothell, WA 98021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (425) 402-1400

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	BLFS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05    Costs Associated with Exit or Disposal Activities.
On April 17, 2024, BioLife Solutions, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement, dated April 17, 2024 (the “Purchase Agreement”), by and between the Company and GCI Holdings Company, LLC, an Ohio limited liability company (“Buyer”), for the sale of all of the issued and outstanding shares of capital stock of Global Cooling, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Global Cooling”), to Buyer for an aggregate purchase price of $1.00. In connection with the Company’s entry into the Purchase Agreement, the Company implemented a reduction in force (the “RIF”) related to the business of Global Cooling, which will reduce the Company’s workforce by approximately 47 employees (representing approximately 11% of its full-time employees). The Company’s Board of Directors approved the RIF on March 29, 2024, and all affected employees were informed on April 17, 2024, following the execution of the Purchase Agreement.
The Company expects to recognize approximately $2.5 million of charges in connection with the RIF, comprised of approximately $2.0 million of stock compensation expense and approximately $0.5 million in cash expenditures, substantially all of which are expected to be related to employee severance costs. The Company expects to recognize most of these expenditures in the second quarter of 2024. The Company’s estimates are subject to a number of assumptions, and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the RIF.

Item 8.01 Other Events.
On April 18, 2024, the Company issued a press release announcing its entry into the Purchase Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of BioLife Solutions, Inc. dated April 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements
This Current Report on Form 8-K (this “Form 8-K”) contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “could,” “should,” “will,” “may,” “intends,” “plans,” “estimates,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements. Such forward-looking statements in this Form 8-K include, but are not limited to, statements about the transaction contemplated by the Purchase Agreement and the anticipated financial results of the RIF. Forward-looking statements are based on our current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements, including those risks discussed under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on February 29, 2024 and in the Company’s other filings made with the SEC, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date of this Form 8-K or to reflect any change in the Company’s expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioLife Solutions, Inc.

Date: April 18, 2024	By:	/s/ Troy Wichterman
Name: Troy Wichterman
Title: Chief Financial Officer